Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent consultants, Netherland, Sewell & Associates, Inc. hereby consents to the incorporation by reference on Form S-4 of W&T Offshore, Inc. to be filed on or about December 20, 2012 of information from our reserves report with respect to the reserves of W&T Offshore, Inc. dated February 17, 2012, and entitled “Estimate of Reserves and Future Revenue to the W&T Offshore, Inc. Interest in Certain Oil and Gas Properties Located Onshore Texas; in State Waters Offshore Alabama, Louisiana, and Texas; and in Federal Waters in the Gulf of Mexico as of December 31, 2011”, as referenced in the Annual Report on Form 10-K of W&T Offshore, Inc. filed on February 27, 2012; of information from our reserves report with respect to the reserves of certain W&T Offshore, Inc.’s properties dated October 12, 2012, and entitled “Estimate of Reserves and Future Revenue to the Newfield Exploration Company and its subsidiary, Newfield Exploration Gulf Coast, LLC (collectively referred to herein as “Newfield”) acquisition interest in certain oil and gas properties located in federal waters in the Gulf of Mexico as of June 30, 2012”, as referenced in the Current Report on Form 8-K/A of W&T Offshore, Inc. filed on December 12, 2012; of information from our reserves report with respect to the reserves of W&T Offshore, Inc. dated May 5, 2011, and entitled “Estimate of Reserves and Future Revenue to the Opal Resources LLC Acquisition Interest in Certain Oil and Gas Properties Located in Spraberry Field Wolfberry Trend, Permian Basin Texas as of December 31, 2010”, as referenced in the Current Report on Form 8-K/A of W&T Offshore, Inc. filed on July 21, 2011; and to the use of our reports on reserves and the incorporation of our reports on reserves for the years ended 2007, 2008, 2009, and 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III, P.E.
C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer

Dallas, Texas

December 20, 2012